UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
 (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018

Horizon Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2018 (the "Original Form 8-K") is being filed solely to add Item 3.02 to the Original Form 8-K. The Original Form 8-K is included here in its entirety for the convenience of the reader, but is unchanged other than to add Item 3.02.

Item 1.01 Entry into a Material Definitive Agreement
Effective December 18, 2018, Horizon Bancorp, Inc. (“Horizon”) and Salin Bancshares, Inc. (“SBI”) entered into a First Amendment to Agreement and Plan of Merger (“Amendment”). The Amendment amends the previously announced Agreement and Plan of Merger between them dated October 29, 2018, pursuant to which SBI will merge with and into Horizon, with Horizon as the surviving corporation (the “Merger”). Immediately following the Merger, Salin Bank and Trust Company, an Indiana commercial bank and wholly-owned subsidiary of SBI, will merge with and into Horizon Bank, the wholly-owned Indiana commercial bank subsidiary of Horizon (“Horizon Bank”), with Horizon Bank as the surviving bank. The Amendment is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Amendment provides that on the closing date of the Merger, Horizon shall issue shares of its common stock to the SBI shareholders as part of the merger consideration pursuant to a private placement compliant with all federal and state securities laws. As previously reported, each SBI shareholder has the right to receive fixed consideration of (i) $87,417.17 per SBI common share in cash, and (ii) 23,907.50 shares of Horizon common stock for each share of SBI common stock.
In addition, Horizon shall prepare and file a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended, on Form S-3 (the “Registration Statement”) to register the resale of all the shares of Horizon common stock to be issued to the SBI shareholders in the private placement. Horizon will also prepare, with the assistance and cooperation of SBI, a Prospectus Supplement to the Registration Statement to be usable by the SBI shareholders for their resales.
The boards of directors of each of Horizon and SBI have approved the Amendment. As previously reported, the consummation of the Merger remains subject to various conditions, including regulatory and shareholder approvals as well as other customary closing conditions. The parties anticipate completing the Merger in the first quarter of 2019.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 2.1 and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities
As described in Item 1.01 above, pursuant to the Amendment, Horizon has agreed to issue shares of Horizon common stock to the SBI shareholders as part of the merger consideration for the Merger. The Horizon common stock to be issued will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued in a private placement in reliance upon the exemption from registration available under Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act. SBI is a closely held corporation with a limited number of shareholders.
Based upon the currently outstanding number of common shares of SBI, Horizon anticipates issuing approximately 6,563,698 shares of Horizon common stock to the SBI shareholders in connection with the merger. The Merger and the merger consideration are more fully described in Item 1.01 above, the provisions of which are incorporated into this Item 3.02 by reference. Additional information about the Merger, and a copy of the Agreement and Plan of Merger, is provided in Horizon’s Current Report on Form 8-K filed on October 30, 2018.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
2.1	First Amendment to Agreement and Plan of Merger by and between Horizon Bancorp, Inc. and Salin Bancshares, Inc. dated December 18, 2018	Attached

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 20, 2018	Horizon Bancorp, Inc.

	By:	/s/ Mark E. Secor
Mark E. Secor, Executive Vice President and Chief Financial Officer